United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  August 20, 2014

Spine Pain Management, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	000-27407	98-0187705
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5225 Katy Freeway
Suite 600
Houston, Texas   77007
(Address of principal executive office) (Postal Code)

(713) 521-4220
(Registrant’s telephone number)

Item 1.01 Entry into a Material Definitive Agreement.

On August 20, 2014, we entered into a Financing Agreement with Peter Dalrymple, which provides that Mr. Dalrymple will assist us in pursuing financing in the form of a $2,000,000 revolving line of credit from a commercial lender, including personally guarantying the line of credit.  The agreement also provides that in the event Mr. Dalrymple is unable to obtain financing for us through a commercial lender by September 15, 2014, he agrees to provide the $2,000,000 revolving line of credit himself.

As consideration under the Financing Agreement for agreeing to facilitate or provide financing for us, we issued to Mr. Dalrymple 800,000 unvested and restricted shares of common stock, which stock will vest as follows: (i) upon final documentation being executed to effect the financing 100,000 shares will vest, and (ii) thereafter, so long as the revolving line of credit remains in effect, 100,000 shares will vest at the end of each subsequent three-month period.

On August 29, 2012, Mr. Dalrymple loaned us $1,000,000 evidenced by a 12% Secured Promissory Note (the “Note”) and in connection therewith we issued him a three-year warrant to purchase 333,333 shares of common stock at the exercise price of $1.60 per share.  The Financing Agreement also provides that upon final documentation being executed to effect the revolving line of credit, (i) we will use $500,000 advanced under the line of credit to pay off outstanding principal and interest on the Note, (ii) extend the term of the Note by one year to mature on August 29, 2016, (iii) reduce the interest rate on the Note to 6% and (iv) amend the warrant to extend the expiration date by one year to August 29, 2016.

Additionally, as consideration for agreeing to extend the promissory note and reduce the interest rate, we issued to Mr. Dalrymple 200,000 unvested and restricted shares of common stock, which stock will vest upon final documentation being executed to effect the revolving line of credit.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above under “Item 1.01” of this current report is incorporated herein by reference.  The securities sold to Mr. Dalrymple under the Financing Agreement were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 and the rules and regulations promulgated thereunder.  The issuance of securities did not involve a “public offering” based upon the following factors: (i) the issuance of the securities was an isolated private transaction; (ii) a limited number of securities was issued to a single purchaser; (iii) there were no public solicitations; (iv) the purchaser represented that he was an “accredited investor”; (v) the investment intent of the purchaser; and (vi) the restriction on transferability of the securities issued.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           On August 20, 2014, our Board of Director appointed Peter Dalrymple as a new member to the Board.

Transactions with Related Persons.

The disclosure set forth above under “Item 1.01” of this current report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Financing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPINE PAIN MANAGEMENT, INC.

/s/ William Donovan, M.D.
By: William Donovan, M.D.
Date: August 25, 2014	Chief Executive Officer